Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES ACQUISITION OF

INSULATION INSTALLER IN NEW YORK METROPOLITAN AREA

– Strengthens Northeast Market Exposure with Strategic Acquisition –

Columbus, Ohio, July 1, 2015. Installed Building Products, Inc. (the “Company”) (NYSE: IBP), an industry-leading installer of insulation and other complementary building products, announced today the acquisition of EcoLogic Energy Solutions (“EcoLogic”) based in Stamford, Connecticut. EcoLogic is primarily an installer of spray foam and fiberglass insulation serving the Connecticut, New York and Northern New Jersey markets. Approximately half of EcoLogic’s sales are in the new residential end market with the remainder split largely between commercial and repair and remodel activity. EcoLogic’s sales for the trailing twelve month period ending April 30, 2015 were approximately $6.0 million.

“We are pleased to announce the addition of the EcoLogic team as we continue to strengthen our position in the New York Metropolitan area,” stated Jeff Edwards, Chairman and Chief Executive Officer of IBP. “Ecologic complements our strategic growth objectives and further diversifies our product and end market exposure. We expect this transaction to be immediately accretive as we integrate these assets onto our platform. Building on our robust acquisition activity to date, we remain committed to further capitalizing on the significant expansion opportunities in our strong deal pipeline to continue improving our business.”

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its diverse portfolio of services for new and existing single-family and multifamily residential, and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the impact of the acquisitions on and their contributions to our operations and our ability to execute on our growth strategy. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net